Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-161815, and No. 333-165491) and Form S-8 (No. 333-127627) of Sonic Solutions of our reports dated June 4, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ ARMANINO McKENNA, LLP

San Ramon, California
June 4, 2010